EXHIBIT (10)(86)

ASSIGNMENT AND ESCROW AGREEMENT

This Assignment and Escrow Agreement (the “Agreement”), dated as of December 13, 2012, is being entered into among Attitude Drinks, Inc., a Delaware corporation (the “Company”), Alpha Capital Anstalt (the “Assignor”), Southridge Partners II LP (the “Assignee”) and Grushko & Mittman, P.C. (the “Escrow Agent”).

WHEREAS, in connection with an Assignment Agreement, the Company issued to Assignor a Secured Convertible Note in the principal amount of $ 243,333; and

WHEREAS, in connection with an Assignment Agreement, the Assignor assigned $150,000 of the Note to the Assignee; and

WHEREAS, the Assignor desires to sell, assign, convey, and transfer to the Assignee and the Assignee desires to purchase from the Assignor a portion of the Note equal to $150,000 of principal (“Assigned Note Portion”) on the terms set forth in this Agreement;

WHEREAS, the Company agrees to reissue the Note in the names of the Assignor and Assignee in their respective amounts (the “Reissued Notes”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1           The Closing.  Subject to the terms and conditions set forth in this Agreement, the Assignor shall sell, assign, convey, and transfer to the Assignee the Assigned Note Portion, for purchase price of $150,000.00 (the “Purchase Price”).  The closing of the purchase and sale of the Assigned Note Portion (the “Closing”) shall take place at the offices of Grushko & Mittman, P.C., within two business days of the Escrow Agent’s receipt of the entire Purchase Price, Note and Reissued Notes.  The date of the Closing is hereinafter referred to as the “Closing Date.”  Prior to the Closing, the parties shall deliver or shall cause to be delivered the following to the Escrow Agent:

(A)           the Assignor shall deliver the Note;

(B)           the Assignee shall deliver the Purchase Price via wire transfer;

(C)           the Company shall deliver the Reissued Notes.

1.2           Interest.  All interest accrued on the Note through the Closing Date shall be owned by Assignor.  All interest accrued after the Closing Date shall belong to the holders of the Reissued Notes.

1.3           Grushko & Mittman, P.C., shall act as escrow agent in this transaction.  Grushko & Mittman, P.C. has previously represented the Assignor.  Grushko & Mittman, P.C. is representing the Assignor regarding this Agreement.  The Assignor, the Assignee and Company hereby acknowledge that they have been advised of the potential conflict of interest involved in the structure of this transaction and each acknowledges they have been given the opportunity to engage independent counsel of their own choice and waives any conflict that may arise from the structure of this transaction.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties of the Assignor.  The Assignor hereby makes the following representations and warranties:

(A)           Authorization; Enforcement.  The Assignor has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the documents by the Assignor and the consummation by him of the transactions contemplated hereby have been duly authorized.  Each of the documents contemplated by this transaction has been duly executed by the Assignor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Assignor enforceable against the Assignor in accordance with its terms.

(B)           Ownership.  The Assignor has had continuous ownership of the Note since July 15, 2011, and is selling, assigning, conveying and transferring to the Assignee all of his right, title and interest to the Assigned Note Portion, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the Assigned Note Portion shall vest in Assignee, free of all liens and other charges.

(C)           No Consents, Approvals, Violations or Breaches.  Neither the execution and delivery of this Agreement by the Assignor, nor the consummation by the Assignor of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Assignor, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Assignor or any of the Assignor’s properties or assets, the violation of which would have a material adverse effect upon the Assignor, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Assignor is a party or by which the Assignor or any of the Assignor’s properties or assets may be bound which would have a material adverse effect upon the Assignor except for the consent of the Company which is being given by the Company in Section 2.3(A) of this Agreement.

(D)           No Brokers.  Assignor has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transaction contemplated hereby.

(E)           Affiliate Status.  Assignor is not, and for a period of at least ninety (90) days prior to the date hereof has not been, an “Affiliate” of the Company, as that term is defined in Rule 144 of the Securities Act of 1933.

2.2           Representations and Warranties of the Assignee.  The Assignee represents and warrants as follows:

(A)           Due Diligence.  The Assignee acknowledges that upon execution of this Agreement, it has completed its own investigation and undertaken any and all due diligence it requires in order to satisfy itself to enter into this Agreement and perform its obligations hereunder.

(B)           No Consents, Approvals, Violations or Breaches.  Neither the execution and delivery of this Agreement by the Assignee, nor the consummation by the Assignee of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof or any other jurisdiction applicable to the Assignee, (ii) violate any statute, law, ordinance, rule or regulation of the United States any state or any political subdivision thereof or any other jurisdiction applicable to the Assignee, or any judgment, order, writ, decree or injunction applicable to the Assignee or any of its properties or assets, the violation of which would have a material adverse effect upon the Assignee, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Assignee is a party or by which the Assignee or any of its properties or assets may be bound which would have a material adverse effect upon the Assignee.

(C)           The Assignee (i) is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, that the Assignee is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for the Assignee; (iii) has received such documents and information as it has requested and has had an opportunity to ask questions of representatives of the Assignor concerning the terms and conditions of the investment proposed herein, and such questions were answered to the satisfaction of the Assignee; (iv) is in a financial position to hold the Assigned Note Portion for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in the Company; and (v) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.

(D)           The Assignee is acquiring the Assigned Note Portion for investment for the Assignee’s own account and not with a view to, or for resale in connection with, any distribution thereof.

(E)           The Assignee understands that the Assigned Note Portion has not been registered under applicable state or federal securities laws, and is purchasing the Assigned Note Portion pursuant to an exemption from the registration requirements of the Securities Act.  The Assignee understands and acknowledges that the Assigned Note Portion is being acquired from the Assignor without the Company furnishing any information to the Assignee and that the Assignee has not had any communication with the Company or any officer, director, or representative thereof in connection with the transactions contemplated by this Agreement except as contained herein.

(F)           The Assignee hereby agrees that the Company may insert the following or similar legend on the face of the Reissued Share Certificate, if required in compliance with the Securities Act or state securities laws:

“These securities have not been registered under the Securities Act of 1933, as amended (“Act”), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under the act and any applicable state securities laws is available.”

(G)           No Brokers.  Assignee has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transaction contemplated hereby.

2.3           Consent, Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties:

(A)           Consent. The Company consents to the Assignor’s sale, assignment, conveyance, and transfer of the Assigned Note Portion to the Assignee provided for herein.

(B)           Authorization; Enforcement.  The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the documents by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized.  Each of the documents contemplated by this transaction has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(C)           No Consents, Approvals, Violations or Breaches.  Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Company, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Company or any of the Company’s properties or assets, the violation of which would have a material adverse effect upon the Company, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of the Company’s properties or assets may be bound which would have a material adverse effect upon the Company.

(D)           The Company agrees to indemnify and hold harmless the Assignor and Assignee and any of the thier officers, directors, employees, agents, and representatives for any action taken or omitted to be taken by the Assignor and Assignee or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, for any action taken by the Assignor and Assignee in good faith in furtherance of this Agreement.

(E)           The Company hereby represents and warrants that to its knowledge there are no defenses to the payment of the Note principal or any other sum that has or may accrue or be payable pursuant to the Note or the documents delivered together therewith or related thereto.

(F)           The Company represents that by a date no later than July 15, 2011 the Company had an accrued payment obligation to Assignor equal to the principal amount of the Note. The Company has no information that the Assignor did not have continuous and uninterrupted beneficial ownership of the Note since July 15, 2011 through and including the date hereof.

(G)           The Company acknowledges that it will take all reasonable steps necessary or appropriate, including providing an opinion of counsel confirming the rights of Assignee to sell shares of common stock issued to Assignee upon conversion of the Reissued Note pursuant to Rule 144 as promulgated by the SEC (“Rule 144"), as such Rule may be in effect from time to time. If the Company does not promptly provide an opinion from Company counsel, and so long as the requested sale may be made pursuant to Rule 144, the Company agrees to accept an opinion of counsel to the Assignee which opinion will be issued at the Company’s expense.

(H)           The Company confirms that it has instructed its transfer agent to reserve at least 250,000,000 shares of its Common Stock for issuance to Assignee upon conversion of the Reissued Note.

(I)            The Company confirms that, upon consummation of the transaction contemplated hereby, Assignee will be entitled to all of the rights held by Assignor in the Assigned Note Potion as if Assignee had been a holder of the Note, all of which, to the best knowledge of the Company, remain in full force and effect as of the date hereof.  To the best knowledge of the Company, no payments have been made to Assignor on account of any such rights and Assignor has not, directly or indirectly, waived or relinquished any of such rights.  In furtherance of the foregoing and not in limitation thereof, the Company acknowledges that no liquidated damages have accrued with respect to the Note, and all other provisions of the Note remain in full force and effect.

ARTICLE III
RELEASE OF ESCROW

3.1.           Release of Escrow.  Subject to the provisions of Section 4.2, the Escrow Agent shall release the Purchase Price, the Note and the Reissued Note as follows:

(A)           On the Closing Date, the Escrow Agent will simultaneously release the Original Note to the Company, the Reissued Notes to the Assignor and Assignee, and the Purchase Price to the Assignor.

(B)           Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions (the “Joint Instructions”) signed by each of the Assignor, the Assignee, and the Company, it shall deliver the Purchase Price, the Note and the Reissued Note  in accordance with the terms of the Joint Instructions.

(C)           Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Purchase Price, the Note and the Reissued Note in accordance with the Court Order.  Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2.           Acknowledgement of Parties; Disputes.  The Parties acknowledge that the only terms and conditions upon which the Purchase Price, the Note and the Reissued Note are to be released are set forth in Sections 3 and 4 of this Agreement.  Each of the Assignor, the assignee, and the Company reaffirms his or its respective agreement to abide by the terms and conditions of this Agreement with respect to the release of the Purchase Price, the Note and the Reissued Note.  Any dispute with respect to the release of the Purchase Price, the Note and the Reissued Note, shall be resolved pursuant to Section 4.2 or by agreement among the Assignor, the Assignee, and the Company.

ARTICLE IV
CONCERNING THE ESCROW AGENT

4.1.           Duties and Responsibilities of the Escrow Agent.  The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(A)           Each of the Assignor, the Assignee, and the Company acknowledges and agrees that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether any of the Assignor, the Assignee, and the Company is entitled to receipt of the Purchase Price, the Note and the Reissued Note pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the securities and funds held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(B)           Each of the Assignor, the Assignee, and the Company acknowledges that the Escrow Agent is acting solely as a stakeholder at the request of the Assignor and the Assignee and that the Escrow Agent shall not be liable for any action taken by the Escrow Agent in good faith and believed by the Escrow Agent to be authorized or within the rights or powers conferred upon the Escrow Agent by this Agreement.  TheAssignor and the Assignee, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of the Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by the Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on the Escrow Agent’s part committed in its capacity as the Escrow Agent under this Agreement.  The Escrow Agent shall owe a duty only to the Assignor, the Assignee, and the Company under this Agreement and to no other person.

(C)           The Assignor and the Assignee, jointly and severally, agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(D)           The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to all of the Assignor, the Assignee, and the Company.  Prior to the effective date of the resignation as specified in such notice, the Assignor, the Assignee, and the Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Purchase Price, the Note and the Reissued Note to a substitute Escrow Agent selected by the Assignee, the Assignor, and the Company.  If no successor Escrow Agent is named by the Assignor, the Assignee, and the Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Purchase Price, the Note and the Reissued Note with the clerk of any such court.

(E)           The Escrow Agent does not have and will not have any interest in the Purchase Price, the Note and the Reissued Note, but is serving only as escrow agent, having only possession thereof.  The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(F)           This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(G)           The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2.           Dispute Resolution: Judgments.  Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(A)           If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Purchase Price, the Note and the Reissued Note, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Purchase Price, the Note and the Reissued Note pending receipt of a Joint Instruction from the Assignor, the Assignee, and the Company or (ii) deposit the Purchase Price, the Note and the Reissued Note with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to all of the Assignor, the Assignee, and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement.  The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Purchase Price, the Note and the Reissued Note.  The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute, or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(B)           The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order directing delivery of any or all of the Purchase Price, the Note and the Reissued Note.  In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Assignor, the Assignee, or the Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V
GENERAL MATTERS

5.1.           Termination.  This escrow shall terminate upon the release of the Purchase Price, the Note and the Reissued Note or at any time upon the agreement in writing of the Assignor, the Assignees, and the Company.

5.2.           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

(a)           If to the Assignor, to:
Alpha Capital Anstalt
Pradafant 7
9490 Furstentums, Vaduz
Lichtenstein
Fax: 011-42-32323196

(b)           If to the Assignee, to:
Southridge Partners II LP
90 Grove Street, Ste 206
Ridgefield CT 06877
Fax: (203) 431-8301

(c)           If to the Escrow Agent, to:
Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax:  (212) 697–3575
Attn:  Eliezer Drew

(d)           If to the Company:
Attitude Drinks Inc.
10415 Riverside Drive, Suite 101
Palm Beach Gardens, FL 33410
Fax: (561) 799–5039
Attn: Roy Warren

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3.           Assignment; Binding Agreement.  Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.4.           Invalidity.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.5.           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.6.           Agreement.  Each of the undersigned states that he or it has read the foregoing Agreement and understands and agrees to it.

5.7.           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If any party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the party determined not to have prevailed for his or its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.8.           Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing.

5.9.           No Waiver.  The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right.  No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

5.10.         Construction.  The article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

5.11.         Further Assurances.  Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by any other party to carry out the provisions and purposes of this Agreement.

5.12.         Capitalized Terms.  Unless otherwise defined, all capitalized terms used herein shall have the meanings as defined in the Subscription Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ALPHA CAPITAL ANSTALT	SOUTHRIDGE PARTNERS II LP
“Assignor”	“Assignee”

/s/ Konrad Ackerman	/s/ Southridge Advisors LLC
By: Konrad Ackerman	By: Southridge Advisors LLC
Its: Director	Its: GP

ATTITUDE DRINKS, INC.	ESCROW AGENT:
“Company”

/s/ Roy Warren	/s/ Grushko & Mittman P.C.
By: Roy Warren	GRUSHKO & MITTMAN, P.C.
Its: CEO

EXHIBIT A

COPY OF NOTE
(Not provided as the original $243,333 as been fully converted with no outstanding balance)